[LOGO]
SNODGRASS
Certified Public Accountants and Consultants



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------





We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 (No. 333-60252) of our report dated February 9, 2001, relating to the consolidated financial statements of Nittany Financial Corp. and Subsidiary, which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.


/s/ S.R. Snodgrass, A.C.


Wexford, Pennsylvania
May 30, 2001


S.R. Snodgrass, A.C.
1000 Stonewood Drive, Suite 200 Wexford, PA 15090-8399 Phone: 724-934-0344 Facsimile: 724-934-0345